Q4 and FY 2025 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 06 Manufacturing & Hardware 08 Supporting Infrastructure 09 AI & Software 10 Services 11 Other Updates 12 Outlook 13 Photos & Charts 14 Key Metrics 24 Financial Statements 27 Additional Information 34 2

S U M M A R YH I G H L I G H T S (1) Excludes SBC (stock-based compensation) & Digital assets gains and losses, net of tax; (2) Free cash flow = operating cash flow less capex; (3) Includes cash, cash equivalents and investments; (4)Active driver supervision required; does not make the vehicle autonomous; Note: all information herein refers to the current quarter unless otherwise noted. Profitability $4.4B GAAP operating income in 2025; $1.4B in Q4 $3.8B GAAP net income in 2025; $0.8B in Q4 $5.9B non-GAAP net income1 in 2025; $1.8B in Q4 2025 marked a critical year for Tesla as we further expanded our mission and continued our transition from a hardware-centric business to a physical AI company. We laid the foundation for the future of Tesla as we further advanced FSD (Supervised)4, launched our Robotaxi service, began installing production lines for Cybercab and fine-tuned our production-primed Optimus design while expanding our AI training infrastructure. Our approach to autonomous vehicles and humanoid robots mirrors the way we approached electric vehicles and energy storage – at the system level where we identify the limiting factor and develop bespoke and scalable solutions (batteries, power electronics, inverters, software, AI silicon, etc.) to optimize for cost, functionality, efficiency and safety. Our vertical integration has enabled us to achieve economies of scale in a profitable manner, quickly troubleshoot bottlenecks in production and iteratively optimize our technologies more rapidly than others. In 2025, we completed the refresh of our vehicle lineup with the launch of the new Model Y, including additional variants. We believe that maintaining an optimized and efficient product portfolio, with a continued focus on high-value features such as long range, best-in-class software and autonomy, is the correct strategy to win the autos market of the future. Similarly, we continued to evolve our energy offerings for commercial, utility and retail customers, as we position ourselves as a supplier of choice for clean, affordable and rapidly deployable energy capacity ahead of expected sustained demand growth for electricity. In 2026, we will further invest in the infrastructure needed to support clean energy and transport and autonomous robots, including the ramp of six new production lines across vehicle, robots, energy storage and battery manufacturing, while further leveraging our existing factory, charging and service center footprint to support future growth. Cash Operating cash flow of $14.7B in 2025; $3.8B in Q4 Free cash flow2 of $6.2B in 2025; $1.4B in Q4 $7.5B increase in our cash and investments3 in 2025 to $44.1B Operations Began removing safety monitor from our Robotaxis in Austin in January Record Q4 & FY’25 energy storage deployments Record vehicle deliveries in APAC 3

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	Q4-2024	Q1-2025	Q2-2025	Q3-2025	Q4-2025	YoY
Total automotive revenues	19,798	13,967	16,661	21,205	17,693	-11%
Energy generation and storage revenue	3,061	2,730	2,789	3,415	3,837	25%
Services and other revenue	2,848	2,638	3,046	3,475	3,371	18%
Total revenues	25,707	19,335	22,496	28,095	24,901	-3%
Total gross profit	4,179	3,153	3,878	5,054	5,009	20%
Total GAAP gross margin	16.3%	16.3%	17.2%	18.0%	20.1%	386 bp
Operating expenses	2,596	2,754	2,955	3,430	3,600	39%
Income from operations	1,583	399	923	1,624	1,409	-11%
Operating margin	6.2%	2.1%	4.1%	5.8%	5.7%	-50 bp
Adjusted EBITDA [1] [2]	4,333	2,814	3,401	4,227	4,154	-4%
Adjusted EBITDA margin [1] [2]	16.9%	14.6%	15.1%	15.0%	16.7%	-17 bp
Net income attributable to common stockholders (GAAP) [1]	2,128	409	1,172	1,373	840	-61%
Net income attributable to common stockholders (non-GAAP) [1] [3]	2,107	934	1,393	1,770	1,761	-16%
EPS attributable to common stockholders, diluted (GAAP) [1]	0.60	0.12	0.33	0.39	0.24	-60%
EPS attributable to common stockholders, diluted (non-GAAP) [1] [3]	0.60	0.27	0.40	0.50	0.50	-17%
Net cash provided by operating activities	4,814	2,156	2,540	6,238	3,813	-21%
Capital expenditures [4]	(2,780)	(1,492)	(2,394)	(2,248)	(2,393)	-14%
Free cash flow [4]	2,034	664	146	3,990	1,420	-30%
Cash, cash equivalents and investments	36,563	36,996	36,782	41,647	44,059	21%

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

[2] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

[3] Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

[4] Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted.

4

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	2021	2022	2023	2024	2025	YoY
Total automotive revenues	47,232	71,462	82,419	77,070	69,526	-10%
Energy generation and storage revenue	2,789	3,909	6,035	10,086	12,771	27%
Services and other revenue	3,802	6,091	8,319	10,534	12,530	19%
Total revenues	53,823	81,462	96,773	97,690	94,827	-3%
Total gross profit	13,606	20,853	17,660	17,450	17,094	-2%
Total GAAP gross margin	25.3%	25.6%	18.2%	17.9%	18.0%	16 bp
Operating expenses	7,083	7,197	8,769	10,374	12,739	23%
Income from operations	6,523	13,656	8,891	7,076	4,355	-38%
Operating margin	12.1%	16.8%	9.2%	7.2%	4.6%	-265 bp
Adjusted EBITDA [1]	11,722	19,390	16,631	16,056	14,596	-9%
Adjusted EBITDA margin [1]	21.8%	23.8%	17.2%	16.4%	15.4%	-104 bp
Net income attributable to common stockholders (GAAP)	5,519	12,556	14,997	7,091	3,794	-46%
Net income attributable to common stockholders (non-GAAP) [2]	7,719	14,276	10,882	7,960	5,858	-26%
EPS attributable to common stockholders, diluted (GAAP)	1.63	3.62	4.30	2.04	1.08	-47%
EPS attributable to common stockholders, diluted (non-GAAP) [2]	2.28	4.12	3.12	2.29	1.66	-28%
Net cash provided by operating activities	11,497	14,724	13,256	14,923	14,747	-1%
Capital expenditures [3]	(6,514)	(7,163)	(8,899)	(11,342)	(8,527)	-25%
Free cash flow [3]	4,983	7,561	4,357	3,581	6,220	74%
Cash, cash equivalents and investments	17,707	22,185	29,094	36,563	44,059	21%

[1] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.
[2] Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.
[3] Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted.

5
T E S L A

Q4-2024 Q1-2025 Q2-2025 Q3-2025 Q4-2025 YoY Model 3/Y production 436,718 345,454 396,835 435,826 422,652 -3% Other models production 22,727 17,161 13,409 11,624 11,706 -48% Total production 459,445 362,615 410,244 447,450 434,358 -5% Model 3/Y deliveries 471,930 323,800 373,728 481,166 406,585 -14% Other models deliveries 23,640 12,881 10,394 15,933 11,642 -51% Total deliveries 495,570 336,681 384,122 497,099 418,227 -16% of which subject to operating lease accounting 26,962 13,721 6,670 10,230 10,996 -59% Cumulative deliveries(1) (all-time; mil) 7.3 7.6 8.0 8.5 8.9 22% Active FSD Subscriptions(2) (mil) 0.8 0.8 0.9 1.0 1.1 38% Total end of quarter operating lease (new vehicle) count(3) 180,523 179,930 172,882 167,163 163,075 -10% Global vehicle inventory (days of supply)(4) 12 22 24 10 15 25% Storage deployed (GWh) 11.0 10.4 9.6 12.5 14.2 29% Tesla locations 1,359 1,390 1,454 1,498 1,553 14% Supercharger stations 6,975 7,131 7,377 7,753 8,182 17% Supercharger connectors 65,495 67,316 70,228 73,817 77,682 19% O P E R A T I O N A L S U M M A R Y (Unaudited) 6 (1) In accordance with our 2025 CEO Performance Award, metric includes all new Tesla vehicles delivered to customers plus any unsupervised Robotaxis placed into commercial operation. For further detail see our 2025 Proxy Statement. (2) In accordance with our 2025 CEO Performance Award, metric includes both up-front payment and monthly subscriptions and excludes free trials. For further detail see our 2025 Proxy Statement. (3) Beginning in Q4’25, end of quarter operating lease count pertains only to new vehicles. Q3’25 has been adjusted to exclude used vehicles. (4) Days of supply is calculated by dividing new vehicle ending inventory by the relevant quarter’s deliveries and using 75 trading days (aligned with Automotive News definition).

OPERATIONAL SUMMARY

(Unaudited)

	2021	2022	2023	2024	2025	YoY
Model 3/Y production	906,032	1,298,434	1,775,159	1,679,338	1,600,767	-5%
Other models production	24,390	71,177	70,826	94,105	53,900	-43%
Total production	**930,422**	**1,369,611**	**1,845,985**	**1,773,443**	**1,654,667**	**-7%**
Model 3/Y deliveries	911,242	1,247,146	1,739,707	1,704,093	1,585,279	-7%
Other models deliveries	24,980	66,705	68,874	85,133	50,850	-40%
Total deliveries	**936,222**	**1,313,851**	**1,808,581**	**1,789,226**	**1,636,129**	**-9%**
of which subject to operating lease accounting	60,912	47,582	72,226	60,003	41,617	-31%
Cumulative deliveries[1] (all-time; mil)	2.3	3.7	5.5	7.3	8.9	22%
Active FSD Subscriptions[2] (mil)	0.4	0.5	0.6	0.8	1.1	38%
Total end of year operating lease (new vehicle) count	120,342	140,667	176,564	180,523	163,075	-10%
Global vehicle inventory (days of supply)[3]	6	16	16	13	15	15%
Storage deployed (GWh)	4.0	6.5	14.7	31.4	46.7	49%
Tesla locations	644	963	1,208	1,359	1,553	14%
Supercharger stations	3,476	4,678	5,952	6,975	8,182	17%
Supercharger connectors	31,498	42,419	54,892	65,495	77,682	19%

[1] In accordance with our 2025 CEO Performance Award, metric includes all new Tesla vehicles delivered to customers plus any unsupervised Robotaxis placed into commercial operation. For further detail see our 2025 Proxy Statement.

[2] In accordance with our 2025 CEO Performance Award, metric includes both up-front payment and monthly subscriptions and excludes free trials. For further detail see our 2025 Proxy Statement.

[3] Days of supply is calculated by dividing new vehicle ending inventory by the relevant year's deliveries and using 300 trading days (aligned with Automotive News definition).

7

MANUFACTURING & HARDWARE

Automotive

While automotive sales declined sequentially, gross margin (even when excluding the impact of regulatory credits) improved. The APAC region continued to show strength across multiple markets and set a record for deliveries in the quarter. We continued the rollout of Model Y variants across markets in Q4, including the standard and performance versions.

Preparations continue in North America for the production ramps of Tesla Semi and Cybercab, both commencing 1H26, and production of the next-generation Roadster.

Energy generation and storage

We achieved our highest quarterly energy storage deployments, driven by record Megapack deployments. Total gross profit rose, both sequentially and year-over-year, to a record $1.1 billion, marking the fifth consecutive record quarter. We plan to begin Megapack 3 and Megablock production at Megafactory Houston in 2026. In 2025, our global Powerwall network supported more than 89,000 Virtual Power Plant events across over 1 million installed units, allowing homeowners to save over $1 billion in electricity bills as Virtual Power Plant participation continues to scale rapidly.

Robotics

We made further progress on the Optimus program in 2025. In Q1 of this year, we plan to unveil the Gen 3 version of Optimus, which will include major upgrades from version 2.5, including our latest hand design. The Gen 3 is our first design meant for mass production. Preparations are underway for the first production line, including supply chain readiness, with start of production planned before the end of 2026 and eventual planned capacity of 1 million robots per year.

Installed Annual Manufacturing Capacity

Region	Product	Capacity	Status
	Automotive		
California	**Model 3 / Model Y**	>550,000	Production
	Model S / Model X	100,000	Production
Shanghai	**Model 3 / Model Y**	>950,000	Production
Berlin	**Model Y**	>375,000	Production
Texas	**Model Y**	>250,000	Production
	Cybertruck	>125,000	Production
	Cybercab	-	Tooling
Nevada	**Tesla Semi**	-	Tooling
TBD	**Roadster**	-	Design development
	Energy Generation and Storage		
California	**Megapack**	40 GWh	Production
Nevada	**Powerwall**	>6 GWh	Production
Shanghai	**Megapack**	40 GWh	Production
Texas	**Megapack**	-	Construction
	Robotics		
California	**Optimus**	-	Construction

Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Construction includes factory and infrastructure buildout as well as tool installation.

8

S U P P O R T I N G I N F R A S T R U C T U R E Installed Annual Capacity Region Product Capacity Status AI Training Compute Texas Cortex 1 >100k H100e Production Cortex 2 - Construction Battery Manufacturing Nevada LFP 7 GWh Early Ramp Texas 4680 40 GWh Production Cathode Materials 10 GWh Early Ramp Lithium Refining 30 GWh Early Ramp Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Construction includes factory and infrastructure buildout as well as tool installation. AI Training Compute We are currently building Cortex 2 at Gigafactory Texas to further increase our AI training compute capacity. In the first half of 2026, we plan to more than double the size of onsite compute in Texas (in terms of H100 equivalents). We aim to maximize capital efficiency by scaling training compute judiciously, including when the training backlog gets too long or in anticipation of greater demand from our engineers to support our AI-related offerings. Battery Our lithium refinery commenced pilot production and is the first spodumene to lithium hydroxide refinery in North America, leveraging a simpler, cheaper and more environmentally friendly process. This refinery enables us to domestically produce critical minerals in support of energy storage, battery manufacturing and ultimately for EV growth. We have begun to produce battery packs for certain Model Ys with our 4680 cells, unlocking an additional vector of supply to help navigate increasingly complex supply chain challenges caused by trade barriers and tariff risks. We now produce dry-electrode for 4680 cells with both anode and cathode made in Austin. We expect both domestic cathode material in Texas and LFP lines in Nevada to begin production in 2026. Other Supporting Infrastructure We continue to efficiently utilize our existing physical footprint in North America, with targeted augmentation to support the rollout of Robotaxi. While in the short-term, operational workstreams such as charging, cleaning and maintenance can be managed through our existing charging network, service centers and sales and delivery locations, we will have to add more capacity as the service expands. We added over 3,800 net new Supercharging stalls, growing the network 19% year-over-year. 9 Tesla AI Training Capacity Ramp (H100 equivalent GPUs) 0 50,000 100,000 150,000 200,000 250,000 300,000 Existing Capacity Future Planned Capacity

Targeting Step-Function Improvement for our Next-Generation Inference Chip, AI5 A I & S O F T W A R E Cumulative Miles Driven with FSD (Supervised)1 (billions) AI Software We continue to enhance FSD (Supervised)1 via our end-to-end foundation model trained on both customer and Robotaxi real-world data with our latest version, v14. FSD (Supervised)1 increasingly provides safety and convenience functionality that can relieve drivers of many tedious and potentially dangerous aspects of road travel, including giving access to personal transport for those who otherwise have difficulty driving. V14 offers unparalleled driver assistance to safely drive to the customer’s destination, find a free parking spot and park at that location. Our global fleet can collect the equivalent of over 500 years of continuous driving data per day2, allowing us to safely deploy and scale capabilities that can handle the long and fat tail of corner cases across diverse geographies and driving environments. AI Inference Compute Development of our in-house, custom designed AI5 and AI6 inference chips for autonomy progressed during the quarter, with production planned for 2027 and 2028, respectively. We are targeting a 50x improvement in performance for AI5 relative to AI4 thanks to 10x raw compute, 9x memory capacity and 5x hardened block quantization and softmax function (the latter enabling efficient low-precision computing without sacrificing model accuracy). Automotive and Other Software The Robotaxi iOS app no longer has a waitlist in the areas we serve. Our vehicles keep getting better with our over-the-air updates, including: Grok (an AI companion) which now supports navigation commands (allowing users to find, add and edit navigation destinations hands-free); Tesla Photobooth which enables users to take photos in their car and download or share via the Tesla mobile app; Supercharger Site Maps which displays Supercharger layouts, nearby businesses and live availability details; Automatic HOV Lane Routing based on interior camera occupancy detection; Phone Left Behind Chime and SpaceX ISS Docking Simulator Game. 10 (1) Active driver supervision required; does not make the vehicle autonomous (2) Calculated based on continuous hours of driving at an average of 30 miles per hour 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 FSD Miles on V12 and Beyond FSD Miles on V11 and Before

S E R V I C E S Planned Robotaxi Coverage Cumulative Paid Robotaxi Miles 11 State Metro Status California SF Bay Area Safety Driver Texas Austin Ramping Unsupervised Dallas 1H 2026 Houston 1H 2026 Arizona Phoenix 1H 2026 Florida Miami 1H 2026 Orlando 1H 2026 Tampa 1H 2026 Nevada Las Vegas 1H 2026 0 100,000 200,000 300,000 400,000 500,000 600,000 700,000 (1) Active driver supervision required; does not make the vehicle autonomous. Robotaxi We began testing driverless Robotaxis in Austin in December and began removing the safety monitor from customer rides in January on a limited basis, which will unlock further expansion of our Robotaxi fleet and coverage area in the Austin-metro. Our Bay Area ride-hailing service began serving the San Jose Airport in October, with plans to expand to other major airports in the Bay Area upon receiving required permitting. FSD (Supervised)1 We launched FSD (Supervised)1 in South Korea, where customers drove over 1 million kilometers using the software in just one month. While we continue to pursue regulatory approval in China and Europe, we began offering ride-along experiences to consumers in Italy, Germany, France and Switzerland. Monthly subscriptions to FSD (Supervised)1 continued to grow sequentially and more than doubled in 2025. Starting this quarter, we are transitioning access to FSD (Supervised)1 to monthly subscriptions only as we begin to sunset the up-front payment option. Automotive Services Services and Other gross profit of approximately $300 million was partly driven by Part Sales and Supercharging. We now offer Tesla Insurance in Florida, as we continue to expand our insurance product to new states. In certain states, customers receive a discount on their insurance premiums when using FSD (Supervised)1. The more you drive with FSD (Supervised)1 enabled, the bigger the discount is on your insurance premium – helping, in certain cases, to completely offset the monthly subscription cost for FSD (Supervised)1.

O T H E R U P D A T E S On January 16, 2026, Tesla entered into an agreement to invest approximately $2 billion to acquire shares of Series E Preferred Stock of xAI as part of their recent publicly-disclosed financing round. Tesla’s investment was made on market terms consistent with those previously agreed to by other investors in the financing round. As set forth in Master Plan Part IV, Tesla is building products and services that bring AI into the physical world. Meanwhile, xAI is developing leading digital AI products and services, such as its large language model (Grok). In that context, and as part of Tesla’s broader strategy under Master Plan Part IV, Tesla and xAI also entered into a framework agreement in connection with the investment. Among other things, the framework agreement builds upon the existing relationship between Tesla and xAI by providing a framework for evaluating potential AI collaborations between the companies. Together, the investment and the related framework agreement are intended to enhance Tesla’s ability to develop and deploy AI products and services into the physical world at scale. This investment is subject to customary regulatory conditions with the expectation to close in Q1'2026. 12

O U T L O O K Volume We are focused on maximum capacity utilization at our factories. Deliveries and deployments will be impacted by aggregate demand for our products, supply chain readiness and allocation decisions between sale to customers or use for our owned and operated fleet. Cash We will manage the businesses such that we ensure a strong balance sheet, maintaining sufficient liquidity to fund our product roadmap, long-term capacity expansion plans – including further vertical integration – and other expenses. Profit While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware- related profits to be accompanied by an acceleration of AI, software and fleet-based profits. Product We continue to evolve and augment our product lineup with a focus on cost, scale and future monetization opportunities via services powered by our AI software. We remain focused on growing our sales volumes through a differentiated and efficiently managed product portfolio, which includes leveraging and optimizing our existing production capacity before building new factories and production lines. Cybercab, Tesla Semi and Megapack 3 are on schedule for volume production starting in 2026. First generation production lines for Optimus are being installed in anticipation of volume production. 13

P H O T O S & C H A R T S

M O D E L Y – 2 0 2 5 B E S T I N C L A S S E U R O N C A P (1) S M A L L S U V 15 (1) EURO NCAP: European New Car Assessment Programme .

M O D E L 3 – 2 0 2 5 B E S T I N C L A S S E U R O N C A P (1) L A R G E F A M I L Y C A R 16 (1) EURO NCAP: European New Car Assessment Programme

F S D ( S U P E R V I S E D ) 1 – V 1 4 O F F E R S U N P A R A L L E L E D D R I V E R A S S I S T A N C E 17 (1) Active driver supervision required; does not make the vehicle autonomous.

D R I V E R L E S S R O B O T A X I – T E S T I N G I N A U S T I N 18

C Y B E R C A B – C O L D W E A T H E R T E S T I N G I N A L A S K A 19

T E S L A S E M I – P R O D U C T I O N B E G I N N I N G I N 2 0 2 6 20

T E S L A S E M I – M E G A C H A R G E R N E T W O R K P L A N N E D S I T E S F O R 2 0 2 6 21

G I G A F A C T O R Y S H A N G H A I – 9 M I L L I O N T H V E H I C L E P R O D U C E D ( G L O B A L L Y ) 22

G I G A F A C T O R Y N E V A D A – 6 M I L L I O N T H D R I V E U N I T P R O D U C E D 23

Vehicle Deliveries (millions of units) K E Y M E T R I C S Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) (1) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) 24 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.1 0.2 0.3 0.4 0.5 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 -3 -2 -1 0 1 2 3 4 5 6 7 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 0 1 2 3 4 5 6 7 8 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5

Operating Cash Flow ($B) Free Cash Flow ($B) (1) K E Y M E T R I C S T R A I L I N G 1 2 M O N T H S ( T T M ) (Unaudited) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) Vehicle Deliveries (millions of units) 25 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 0 2 4 6 8 10 12 14 16 18 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 0 2 4 6 8 10 12 14 16 18 20 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5

Revenue Total quarterly revenue decreased 3% YoY to $24.9B. YoY, revenue was impacted by the following items(1): - decrease in vehicle deliveries - lower regulatory credit revenue + growth in Energy Generation and Storage + growth in Services and Other + positive FX impact of $0.3B1 + growth in other automotive ancillary sales, partly driven by an increase in FSD subscriptions + higher vehicle average selling price (ASP) (excl. FX impact1), inclusive of mix impact Profitability Our quarterly operating income decreased 11% YoY to $1.4B, resulting in a 5.7% operating margin. YoY, operating income was primarily impacted by the following items(1): - increase in SBC and Restructuring and Other charges - increase in operating expenses (excl. SBC and Restructuring and Other) driven by AI and other R&D projects and SG&A - higher average cost per vehicle due to lower fixed cost absorption for certain models and an increase in tariffs - decrease in vehicle deliveries - lower regulatory credit revenue + higher vehicle average gross profit due to mix and pricing impacts + growth in Energy Generation and Storage gross profit + growth in Services and Other gross profit + growth in other automotive ancillary sales, partly driven by an increase in FSD subscriptions Cash Quarter-end cash, cash equivalents and investments was $44.1B. The sequential increase of $2.4B was primarily the result of positive free cash flow. 26 (1) Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q4’24. K E Y M E T R I C S Y E A R – O V E R – Y E A R F I N A N C I A L S U M M A R Y

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS

(Unaudited)

In millions of USD or shares as applicable, except per share data	Q4-2024	Q1-2025	Q2-2025	Q3-2025	Q4-2025
REVENUES					
Automotive sales	18,659	12,925	15,787	20,359	16,750
Automotive regulatory credits	692	595	439	417	542
Automotive leasing	447	447	435	429	401
Total automotive revenues	19,798	13,967	16,661	21,205	17,693
Energy generation and storage	3,061	2,730	2,789	3,415	3,837
Services and other	2,848	2,638	3,046	3,475	3,371
Total revenues	**25,707**	**19,335**	**22,496**	**28,095**	**24,901**
COST OF REVENUES					
Automotive sales	16,268	11,461	13,567	17,365	13,874
Automotive leasing	242	239	228	225	206
Total automotive cost of revenues	16,510	11,700	13,795	17,590	14,080
Energy generation and storage	2,289	1,945	1,943	2,342	2,739
Services and other	2,729	2,537	2,880	3,109	3,073
Total cost of revenues	21,528	16,182	18,618	23,041	19,892
Gross profit	**4,179**	**3,153**	**3,878**	**5,054**	**5,009**
OPERATING EXPENSES					
Research and development	1,276	1,409	1,589	1,630	1,783
Selling, general and administrative	1,313	1,251	1,366	1,562	1,655
Restructuring and other	7	94	—	238	162
Total operating expenses	2,596	2,754	2,955	3,430	3,600
INCOME FROM OPERATIONS	**1,583**	**399**	**923**	**1,624**	**1,409**
Interest income	442	400	392	439	449
Interest expense	(96)	(91)	(86)	(76)	(85)
Other income (expense), net [1]	595	(119)	320	(28)	(592)
INCOME BEFORE INCOME TAXES [1]	2,524	589	1,549	1,959	1,181
Provision for income taxes [1]	381	169	359	570	325
NET INCOME [1]	2,143	420	1,190	1,389	856
Net income attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries	15	11	18	16	16
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS [1]	**2,128**	**409**	**1,172**	**1,373**	**840**
Less: Buy-out of noncontrolling interest	3	—	—	—	—
NET INCOME USED IN COMPUTING NET INCOME PER SHARE OF COMMON STOCK [1]	2,125	409	1,172	1,373	840
Net income per share of common stock attributable to common stockholders					
Basic [1]	$ 0.66	$ 0.13	$ 0.36	$ 0.43	$ 0.26
Diluted [1]	$ 0.60	$ 0.12	$ 0.33	$ 0.39	$ 0.24
Weighted average shares used in computing net income per share of common stock					
Basic	3,213	3,218	3,223	3,227	3,231
Diluted	3,517	3,521	3,519	3,526	3,539

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

28

BALANCE SHEET
(Unaudited)

In millions of USD	31-Dec-24	31-Mar-25	30-Jun-25	30-Sep-25	31-Dec-25
ASSETS					
Current assets					
Cash, cash equivalents and investments	36,563	36,996	36,782	41,647	44,059
Accounts receivable, net	4,418	3,782	3,838	4,703	4,576
Inventory	12,017	13,706	14,570	12,276	12,392
Prepaid expenses and other current assets	5,362	4,905	5,943	6,027	7,615
Total current assets	58,360	59,389	61,133	64,653	68,642
Operating lease vehicles, net	5,581	5,477	5,230	5,019	4,912
Energy generation and storage systems, net	4,924	4,855	4,788	4,673	4,604
Property, plant and equipment, net	35,836	37,088	38,574	39,407	40,643
Operating lease right-of-use assets	5,160	5,330	5,633	5,783	6,027
Digital assets [2]	1,076	951	1,235	1,315	1,008
Deferred tax assets [2]	6,524	6,687	6,721	6,637	6,925
Other non-current assets	4,609	5,334	5,253	6,248	5,045
Total assets [2]	**122,070**	**125,111**	**128,567**	**133,735**	**137,806**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	12,474	13,471	13,212	12,819	13,371
Accrued liabilities and other	10,723	10,802	11,519	12,791	13,279
Deferred revenue	3,168	3,243	3,237	3,756	3,424
Current portion of debt and finance leases (1)	2,456	2,237	2,040	1,924	1,640
Total current liabilities	28,821	29,753	30,008	31,290	31,714
Debt and finance leases, net of current portion (1)	5,757	5,292	5,180	5,778	6,736
Deferred revenue, net of current portion	3,317	3,610	3,764	3,746	3,631
Other long-term liabilities	10,495	11,038	11,543	12,205	12,860
Total liabilities	**48,390**	**49,693**	**50,495**	**53,019**	**54,941**
Redeemable noncontrolling interests in subsidiaries	63	62	61	59	58
Total stockholders' equity [2]	72,913	74,653	77,314	79,970	82,137
Noncontrolling interests in subsidiaries	704	703	697	687	670
Total liabilities and equity [2]	**122,070**	**125,111**	**128,567**	**133,735**	**137,806**
(1) Breakdown of our debt is as follows:					
Non-recourse debt	7,871	7,238	6,953	7,458	8,150
Recourse debt	7	6	3	3	3
Days sales outstanding	14	19	15	14	17
Days payable outstanding	58	72	65	52	61

29
[2] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Q4-2024	Q1-2025	Q2-2025	Q3-2025	Q4-2025
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income [1]	2,143	420	1,190	1,389	856
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, amortization and impairment	1,496	1,447	1,433	1,625	1,643
Stock-based compensation	579	573	635	663	954
Deferred income taxes [1]	6	(43)	52	225	(111)
Digital assets (gain) loss, net [1]	(347)	125	(284)	(80)	307
Other	(93)	188	187	333	378
Changes in operating assets and liabilities	1030	(554)	(673)	2,083	(214)
Net cash provided by operating activities	**4,814**	**2,156**	**2,540**	**6,238**	**3,813**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures [2]	(2,780)	(1,492)	(2,394)	(2,248)	(2,393)
Purchases of investments	(15,158)	(6,015)	(7,485)	(11,402)	(12,207)
Proceeds from maturities of investments	10,335	5,856	6,935	9,295	8,072
Net cash used in investing activities	**(7,603)**	**(1,651)**	**(2,944)**	**(4,355)**	**(6,528)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from other debt activities	(108)	(50)	(23)	410	963
Net borrowings (repayments) under vehicle and energy product financing	677	(674)	(400)	81	(377)
Net cash flows from noncontrolling interests – Solar	(37)	(22)	(14)	(20)	(22)
Other	453	414	215	512	146
Net cash provided by (used in) financing activities	**985**	**(332)**	**(222)**	**983**	**710**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(133)	40	111	(17)	37
Net (decrease) increase in cash and cash equivalents and restricted cash	(1,937)	213	(515)	2,849	(1,968)
Cash and cash equivalents and restricted cash at beginning of period	18,974	17,037	17,250	16,735	19,584
Cash and cash equivalents and restricted cash at end of period	17,037	17,250	16,735	19,584	17,616

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.
[2] Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted.

30

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q4-2024	Q1-2025	Q2-2025	Q3-2025	Q4-2025
Net income attributable to common stockholders (GAAP) [1]	**2,128**	**409**	**1,172**	**1,373**	**840**
Stock-based compensation expense, net of tax	249	428	443	459	682
Digital assets (gain) loss, net of tax [1]	(270)	97	(222)	(62)	239
Net income attributable to common stockholders (non-GAAP) [1] [2]	**2,107**	**934**	**1,393**	**1,770**	**1,761**
Less: Buy-outs of noncontrolling interests	3	—	—	—	—
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP) [1] [2]	**2,104**	**934**	**1,393**	**1,770**	**1,761**
EPS attributable to common stockholders, diluted (GAAP) [1]	**0.60**	**0.12**	**0.33**	**0.39**	**0.24**
Stock-based compensation expense, net of tax, per share	0.08	0.12	0.13	0.13	0.19
Digital assets (gain) loss, net of tax, per share [1]	(0.08)	0.03	(0.06)	(0.02)	0.07
EPS attributable to common stockholders, diluted (non-GAAP) [1] [2]	**0.60**	**0.27**	**0.40**	**0.50**	**0.50**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,517	3,521	3,519	3,526	3,539
Net income attributable to common stockholders (GAAP) [1]	**2,128**	**409**	**1,172**	**1,373**	**840**
Interest expense	96	91	86	76	85
Provision for income taxes [1]	381	169	359	570	325
Depreciation, amortization and impairment	1,496	1,447	1,433	1,625	1,643
Stock-based compensation expense	579	573	635	663	954
Digital assets (gain) loss, net [1]	(347)	125	(284)	(80)	307
Adjusted EBITDA (non-GAAP) [1] [3]	**4,333**	**2,814**	**3,401**	**4,227**	**4,154**
Total revenues	25,707	19,335	22,496	28,095	24,901
Adjusted EBITDA margin (non-GAAP) [1] [3]	**16.9%**	**14.6%**	**15.1%**	**15.0%**	**16.7%**
Automotive gross margin (GAAP)	**16.6%**	**16.2%**	**17.2%**	**17.0%**	**20.4%**
Less: Total regulatory credit revenue recognized	3.0%	3.7%	2.2%	1.6%	2.5%
Automotive gross margin excluding regulatory credit sales (non-GAAP)	**13.6%**	**12.5%**	**15.0%**	**15.4%**	**17.9%**

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.
[2] Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.
[3] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

31

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD or shares as applicable, except per share data	2021	2022	2023	2024	2025
Net income attributable to common stockholders (GAAP)	**5,519**	**12,556**	**14,997**	**7,091**	**3,794**
Stock-based compensation expense, net of tax	2,121	1,560	1,812	1,328	2,012
Digital assets loss (gain), net of tax	79	160	—	(459)	52
Release of valuation allowance on deferred tax assets	—	—	(5,927)	—	—
Net income attributable to common stockholders (non-GAAP) [(1)]	**7,719**	**14,276**	**10,882**	**7,960**	**5,858**
Less: Buy-outs of noncontrolling interests	(5)	(27)	(2)	(39)	—
Less: Dilutive convertible debt	(9)	(1)	—	—	—
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP) [(1)]	**7,733**	**14,304**	**10,884**	**7,999**	**5,858**
EPS attributable to common stockholders, diluted (GAAP)	**1.63**	**3.62**	**4.30**	**2.04**	**1.08**
Stock-based compensation expense, net of tax, per share	0.63	0.45	0.52	0.38	0.57
Digital assets loss (gain), net of tax, per share	0.02	0.05	—	(0.13)	0.01
Release of valuation allowance on deferred tax assets	—	—	(1.70)	—	—
EPS attributable to common stockholders, diluted (non-GAAP) [(1)]	**2.28**	**4.12**	**3.12**	**2.29**	**1.66**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,386	3,475	3,485	3,498	3,528
Net income attributable to common stockholders (GAAP)	**5,519**	**12,556**	**14,997**	**7,091**	**3,794**
Interest expense	371	191	156	350	338
Provision for (benefit from) income taxes	699	1132	(5,001)	1,837	1,423
Depreciation, amortization and impairment	2,911	3,747	4,667	5,368	6,148
Stock-based compensation expense	2,121	1,560	1,812	1,999	2,825
Digital assets loss (gain), net	101	204	—	(589)	68
Adjusted EBITDA (non-GAAP) [(2)]	**11,722**	**19,390**	**16,631**	**16,056**	**14,596**
Total revenues	53,823	81,462	96,773	97,690	94,827
Adjusted EBITDA margin (non-GAAP) [(2)]	**21.8%**	**23.8%**	**17.2%**	**16.4%**	**15.4%**
Automotive gross margin (GAAP)	**29.3%**	**28.5%**	**19.4%**	**18.4%**	**17.8%**
Less: Total regulatory credit revenue recognized	2.3%	1.8%	1.7%	3.0%	2.4%
Automotive gross margin excluding regulatory credit sales (non-GAAP)	**27.0%**	**26.7%**	**17.7%**	**15.4%**	**15.4%**

[(1)] Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

[(2)] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

32

TESLA

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025
Net cash provided by operating activities (GAAP)	2,351	5,100	3,278	2,513	3,065	3,308	4,370	242	3,612	6,255	4,814	2,156	2,540	6,238	3,813
Capital expenditures (1)	(1,730)	(1,803)	(1,858)	(2,073)	(2,060)	(2,459)	(2,307)	(2,777)	(2,272)	(3,513)	(2,780)	(1,492)	(2,394)	(2,248)	(2,393)
Free cash flow (non-GAAP) (1)	621	3,297	1,420	440	1,005	849	2,063	(2,535)	1,340	2,742	2,034	664	146	3,990	1,420

In millions of USD	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025
Net income attributable to common stockholders (GAAP) (2)	2,259	3,292	3,687	2,513	2,703	1,853	7,928	1,390	1,400	2,173	2,128	409	1,172	1,373	840
Interest expense	44	53	33	29	28	38	61	76	86	92	96	91	86	76	85
Provision for (benefit from) income taxes (2)	205	305	276	261	323	167	(5,752)	483	371	602	381	169	359	570	325
Depreciation, amortization and impairment	922	956	989	1,046	1,154	1,235	1,232	1,246	1,278	1,348	1,496	1,447	1,433	1,625	1,643
Stock-based compensation expense	361	362	419	418	445	465	484	524	439	457	579	573	635	663	954
Digital assets loss (gain), net (2)	170	—	34	—	—	—	—	(335)	100	(7)	(347)	125	(284)	(80)	307
Adjusted EBITDA (non-GAAP) (2) (3)	3,961	4,968	5,438	4,267	4,653	3,758	3,953	3,384	3,674	4,665	4,333	2,814	3,401	4,227	4,154

In millions of USD	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025
Net cash provided by operating activities – TTM (GAAP)	13,242	13,956	12,164	13,256	10,985	11,532	14,479	14,923	16,837	15,765	15,748	14,747
Capital expenditures – TTM (1)	(7,464)	(7,794)	(8,450)	(8,899)	(9,603)	(9,815)	(10,869)	(11,342)	(10,057)	(10,179)	(8,914)	(8,527)
Free cash flow – TTM (non-GAAP) (1)	5,778	6,162	3,714	4,357	1,382	1,717	3,610	3,581	6,780	5,586	6,834	6,220

In millions of USD	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025
Net income attributable to common stockholders – TTM (GAAP) (2)	11,751	12,195	10,756	14,997	13,874	12,571	12,891	7,091	6,110	5,882	5,082	3,794
Interest expense – TTM	159	143	128	156	203	261	315	350	365	365	349	338
Provision for (benefit from) income taxes – TTM (2)	1,047	1,165	1,027	(5,001)	(4,779)	(4,731)	(4,296)	1,837	1,523	1,511	1,479	1,423
Depreciation, amortization and impairment – TTM	3,913	4,145	4,424	4,667	4,867	4,991	5,104	5,368	5,569	5,724	6,001	6,148
Stock-based compensation expense – TTM	1,560	1,644	1,747	1,812	1,918	1,912	1,904	1,999	2,048	2,244	2,450	2,825
Digital assets loss (gain), net – TTM (2)	204	34	34	—	(335)	(235)	(242)	(589)	(129)	(513)	(586)	68
Adjusted EBITDA – TTM (non-GAAP) (2) (3)	18,634	19,326	18,116	16,631	15,748	14,769	15,676	16,056	15,486	15,213	14,775	14,596

TTM = Trailing twelve months

(1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted.

(2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

(3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

33

A D D I T I O N A L I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its fourth quarter 2025 financial results conference call beginning at 4:30 p.m. CT on January 28, 2026 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter. CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units when installed and equipment sales at time of delivery. “Net income attributable to common stockholders (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) stock-based compensation expense, net of tax, (b) digital assets (gain) loss, net of tax and (c) release of valuation allowance on deferred tax assets. "Adjusted EBITDA (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) interest expense, (b) provision for (benefit from) income taxes, (c) depreciation, amortization and impairment, (d) stock-based compensation expense and (e) digital assets loss (gain), net. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding operating leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant period's deliveries and using trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP automotive gross margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above. FORWARD-LOOKING STATEMENTS Certain statements in this update, including, but not limited to, statements in the “Outlook” section; statements relating to the development, strategy, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and services and supporting infrastructure; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our facilities are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statement. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in launching and/or manufacturing our products, services and features cost-effectively; our ability to build and/or grow our products and services, sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; our ability to successfully and timely develop, introduce and scale, as well as our consumers’ demand for, products and services based on artificial intelligence, robotics and automation, electric vehicles, advanced driver assistance systems, and ride-hailing services generally and our vehicles and services specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international operations and expansion, including unfavorable and uncertain regulatory, political, economic, tax, tariff, export controls and labor conditions; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive, transportation and energy product and services and robotics markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 30, 2025 and subsequent quarterly reports on Form 10-Q. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 34